UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 20, 2008

MSTI Holdings, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-52862	26-0240347
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

259-263 Goffle Road Hawthorne, New Jersey	07506
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (973) 304-6080

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 DFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 20, 2008, Richard J. Leimbach resigned as the Vice President of Finance and principal financial and accounting officer of MSTI Holdings, Inc. (the “Company”). Mr. Leimbach’s resignation was not the result of any disagreement with the Company or its management.

The Company’s Board of Directors has appointed Ownkar Persaud to serve as its Vice President of Finance and principal financial and accounting officer, effective August 25, 2008. Mr. Persaud, 51, has served as the Company’s Controller since February 2006, in which capacity he managed the Company’s financial operations. Mr. Persaud has served as Assistant Controller and Sarbanes-Oxley Act of 2002 compliance auditor to Telkonet Inc., our majority stockholder, since January 2005. Previously, Mr. Persaud was the Assistant Controller at SOTAS Inc., a provider of telecommunication network management solutions, from October 1999 to December 2004.

There are no related party transactions between the Company and Mr. Persaud that are reportable under Item 404(a) of Regulation S-K. There is no family relationship among Mr. Persaud and the Company’s other executive officers and directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MSTI Holdings, Inc.

Dated: August 25, 2008	By:	/s/ Frank T. Matarazzo
Name: Frank T. Matarazzo
Title: Chief Executive Officer